Exhibit 3.2

Filed in the office of	Document Number 20110384094-92
Ross Miller Secretary of State State of Nevada
Filing Date and Time 05/24/2011 9:10 AM
Entity Number E0688922005-9
ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4920
(775) 684-6708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY • DO NOT HIGHLIGHT           ABOVE SPACE IS FOR OFFICE USE ONLY
Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

□ If there are more than four merging entities, check box and attach an 81/2" x 11" blank sheet containing the required Information for each additional entity from artlelo ono.

VistaGen Corporation
Name of merging entity

Colorado               Corporation
Jurisdiction            Entity type*

_______________
Name of merging entity

_______________        _______________
Jurisdiction                      Entity type *

_______________
Name of merging entity

_______________        _______________
Jurisdiction                      Entity type *

_______________
Name of merging entity

_______________        _______________
Jurisdiction                      Entity type *

and,

Excaliber Enterprises, Ltd.
Name of surviving entity

Nevada                      Corporation
Jurisdiction              Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust

Filing Fee: $350.00

This form must be accompanied by appropriate fees.
Nevada Secretary Of State 92A Merger Page 1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4920
(775) 684-6708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY • DO NOT HIGHLIGHT           ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity Is the survivor In the merger - NRS WA.18D);

Attn:

c/o:

3) Choose one:

[  ]  The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[  ]  The undersigned dedans that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable,, for each entity):

[  ]   If than are mm than four merging entitles, check box and attach an 81/2" x 11" blank sheet containing the required Information for each additional entity from the appropriate section of article four.

(a) Owner's approval wea net required from

VistaGen Corporation
Name of merging entity, If applicable

____________________
Name of merging entity, If applicable

____________________
Name of merging entity, If applicable

____________________
Name of merging entity, If applicable

and, or;

Excaliber Enterprises, Ltd.
Name of surviving entity, if applicable.

This form must bo accompanied by appropriate fees.

Nevada Secretary Of State 92A Merger Page 2

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4920
(775) 684-6708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY • DO NOT HIGHLIGHT           ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

____________________
Name of merging entity, If applicable

____________________
Name of merging entity, If applicable

____________________
Name of merging entity, If applicable

____________________
Name of merging entity, If applicable

and, or;

________________________

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of truat or governing instrument gf a bueineee trust, a merger must bs approved by all the trustees and beneficial owners of each business trust that Is a constituent entity in the merger.
This form must bo accompanied by appropriate fees.

Nevada Secretary Of State 92A Merger Page 3

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4920
(775) 684-6708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY • DO NOT HIGHLIGHT           ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A. 160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

____________________
Name of merging entity, If applicable

____________________
Name of merging entity, If applicable

____________________
Name of merging entity, If applicable

____________________
Name of merging entity, If applicable

and, or;

________________________
Name of surviving entity, if applicable

This form must bo accompanied by appropriate fees.
Nevada Secretary Of State 92A Merger Page 4

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4920
(775) 684-6708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY • DO NOT HIGHLIGHT           ABOVE SPACE IS FOR OFFICE USE ONLY

 5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

ARTICLE 1
Name

The complete name of this Coiporation shall be VistaGen Therapeutics, Inc.

6) Location of Plan of Merger (check a or b):

[  ]   (a) The entire plan of merger is attached;

or,

[X]  (b) The entire plan of merger is on file at the registered office of the surviving wrporatbn, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity {NRS 92A.200).

7) Effective date (optional)*: ________________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amendod and/or restated articles. Pursuant to NRS 92A,180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must bo accompanied by appropriate fees.
Nevada Secretary Of State 92A Merger Page 5

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4920
(775) 684-6708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY • DO NOT HIGHLIGHT           ABOVE SPACE IS FOR OFFICE USE ONLY

 8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member If there are no managers; A trustee ef each Nevada buslneaa trust (NR3 92A.23Q)"

[  ]   If then are more than four merging entitles, check box and attach an 81/2" x 11" blank sheet containing the required Information for each additional entity from article eight

VistaGen Corporation
Name of merging entity

/s/ Shawn K. Singh        President                  5/19/2011
Signature                            Title                           Date
X______________                                            _______
Signature                            Title                           Date

X______________                                            _______
Signature                            Title                           Date
X______________                                            _______
Signature                            Title                           Date

and,

Excaliber Enterprises, Ltd.

/s/ Shawn K. Singh       Chief Executive Officer  5/19/2011
Signature                            Title                                   Date

* The articles of merger must be signed by each foreign constituent entity In the manner provided by the law governing It (NRS 92A.230). Additional signature blocks may be added to this page ores an attachment, as needed.

IMPORTANT: Failure to include any of thft above information and submit with the proper fees may cause this filing to be rejected.

This form must bo accompanied by appropriate fees.
Nevada Secretary Of State 92A Merger Page 6

Filed in the office of	Document Number 20110384097-25
Ross Miller Secretary of State State of Nevada
Filing Date and Time 05/24/2011 9:10 AM
Entity Number E0688922005-9

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4920
(775) 684-6708
Website: www.nvsos.gov

Certificate of Change Pursuant
to NRS 78.209

USE BLACK INK ONLY • DO NOT HIGHLIGHT           ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change Pursuant to NRS 78.209
For Nevada Profit Corporations

1.  Name of corporation:
Excaliber Enterprises, Ltd

2. The board of directors have adopted a resolution pursuent to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the per value. If any, of each class or series, if any, of shares before the change:

200,000,000 shares of common stock, $0,001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

400,000,000 shares of common stock, S0.001.par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issueed share of the same class or series:

15,241,904 shares of common stock .(2-1 forward stock split)

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a sham and the percentage of outstanding shares affected thereby:

No fractional shares will result from the change

7. Effective date of filing: (optional)

8. Signature: (required)

/s/ Shawn K. Singh            Chief Executive Officer
Signature of Officer                       Title